UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2020

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 4, 2020, Zosano Pharma Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the issuance and sale in a registered direct offering of (i) 11,903,506 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) warrants to purchase up to a total of 11,903,506 shares of Common Stock (the “Warrants”) at an offering price of $0.9275 per share and accompanying Warrant. The shares of Common Stock and the Warrants were immediately separable and issued separately, but were purchased together in this offering. The offering closed on March 6, 2020.

Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.8025 per share, is exercisable immediately upon issuance and has a term of five years from the date of issuance.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the offering.

The Company estimates that the net proceeds from the offering will be approximately $10.2 million, assuming no exercise of the Warrants issued in the offering and after deducting the placement agent fees and estimated offering expenses payable by the Company. The Company currently expects to use the net proceeds from the offering for pre-commercialization activities and for general working capital and corporate purposes.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-229686) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the form of Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the offering is filed herewith as Exhibit 5.1.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected use of proceeds from the offering. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the Company’s prospectus supplement filed with the SEC on March 5, 2020, including the documents incorporated by reference therein, which include the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2019 and its other periodic reports filed with the SEC. The Company does not plan to publicly update or revise any forward-looking statements contained in this report, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Latham & Watkins LLP

10.1	Form of Purchase Agreement

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2020	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Christine Matthews
Interim Chief Financial Officer